UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 16, 2020

M&T BANK CORPORATION

(Exact name of registrant as specified in its charter)

New York

(State or other jurisdiction of incorporation)

1-9861	16-0968385
(Commission File Number)	(I.R.S. Employer Identification No.)

One M&T Plaza, Buffalo, New York	14203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (716) 635-4000

(NOT APPLICABLE)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Each Exchange on Which Registered
Common Stock, $.50 par value	MTB	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Leslie Godridge and Rudina Seseri to the Board of Directors

On November 16, 2020, the Board of Directors of M&T Bank Corporation (“M&T”) elected Leslie Godridge and Rudina Seseri as directors of M&T. Mses. Godridge and Seseri were also elected as directors of M&T Bank, M&T’s principal banking subsidiary. The public announcement was made by means of a news release, which is attached as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference.

As non-employee directors, Mses. Godridge and Seseri each will participate in M&T’s director compensation program as described in M&T’s 2020 proxy statement. No decisions have been made regarding committee assignments for either Mses. Godridge or Seseri. There are no arrangements or understandings between either Mses. Godridge or Seseri and any other person pursuant to which either was selected as a director, and neither Mses. Godridge nor Seseri have a direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Exhibit Description

99.1	News Release dated November 16, 2020

104	Cover Page Interactive Data file (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

M&T Bank Corporation

Date: November 17, 2020	By:	/s/ Marie King
	Name:	Marie King
	Title:	Group Vice President and Corporate Secretary